Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors

The Standard Register Company

Dayton, Ohio

We have reviewed the accompanying consolidated balance sheet of The Standard Register Company and subsidiaries as of June 29, 2008 and the related consolidated statements of income and comprehensive income, and cash flows for the thirteen and twenty-six week periods ended June 29, 2008 and July 1, 2007.  These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based upon our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of The Standard Register Company and subsidiaries as of December 30, 2007, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 10, 2008, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 30, 2007 is fairly stated, in all material respects.

/S/BATTELLE & BATTELLE LLP

Dayton, Ohio

August 5, 2008